Exhibit 23.6

Consent of Analysis, Research & Planning Corporation

Regarding this Registration Statement on Form S-4 for DowDuPont Inc. (the “Registration Statement”), Analysis, Research & Planning Corporation (“ARPC”) hereby consents to the incorporation by reference in the Registration Statement and related joint proxy statement/prospectus of the use of ARPC’s name and the reference to ARPC’s reports appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ B. Thomas Florence B. Thomas Florence President Analysis, Research & Planning Corporation March 1, 2016